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                                                                    Exhibit 21.1

                              List of Subsidiaries
                              --------------------


  Subsidiary                                 Jurisdiction of Incorporation or
                                                       Organization


           CFSL Acquisition Corp.                        Delaware

    Collegiate Funding Services, L.L.C.                  Virginia

             CFS Servicing, LLC                          Delaware

         CFS-SunTech Servicing, LLC                      Delaware

            Members Connect Inc.                         Delaware

          College Publisher, Inc.                        Delaware

                 eGrad Inc.                              Delaware

        Collegiate Funding Portfolio                     Virginia
           Administration, L.L.C.

Collegiate Funding Master Servicing, L.L.C.              Virginia

   Collegiate Funding of Delaware, L.L.C.                Delaware

        Collegiate Funding Services                      Delaware
           Education Loan Trust I

        Collegiate Funding Services                      Delaware
        Education Loan Trust 2003-A

        Collegiate Funding Services                      Delaware
        Education Loan Trust 2003-B

        Collegiate Funding Services                      Delaware
        Education Loan Trust 2004-A

     Collegiate Funding Special Purpose                  Delaware
                Corporation

    Collegiate Funding Originations, LLC                 Delaware

Collegiate Funding Services Resources I, LLC             Delaware

           Collegexit.com, L.L.C.                        Virginia